Exhibit 3.1(i)(b)

FRANCISCO V. AGUILAR Secretary of State DEPUTY BAKKEDAHL Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141
North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

		11/07/2024
Work Order Item Number:	W2024110701334-4048362
Filing Number:	20244457503
Filing Type:	Certificate of Correction
Filing Date/Time:	11/7/2024 12:44:00 PM
Filing Page(s):	1

Indexed Entity Information:
Entity ID: E42848462024-4	Entity Name: CHANNEL
THERAPEUTICS CORPORATION

Entity Status: Active	Expiration Date: None

Commercial Registered Agent
NEVADA AGENCY AND TRANSFER COMPANY
50 West Liberty Street, Suite 880, Reno, NV 89501, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Commercial Recording Division
401 N. Carson Street

12:44:31 p.m. 11-07-2024 | 4 | 13022489769
To: Page: 4 of 4 2024-11-07 15:45:09 EST ert Sholl

Filed in the Office of	Business Number E42848462024-4
[signature]	Filing Number 20244457503
Secretary of State State Of Nevada	Filed On 11/7/2024 12:44:00 PM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Channel Therapeutics Corp. Entity or Nevada Business Identification Number (NVID): E42848462024-4
2. Document:	Name of document with inaccuracy or defect: FORMATION - PROFIT CORPORATION
3. Filing Date:	Filing date of document which correction is being made: 11/05/2024
4. Description:	Description of inaccuracy or defect: ARTICLE 1 THE NAME OF THE ENTITY IS INCORRECT CHANNEL THERAPEUTICS CORP.
5. Correction:	Correction of inaccuracy or defect: ARTICLE 1 SHOULD READ AS " CHANNEL THERAPEUTICS CORPORATION"
6. Signature: (Required)	X *[signature]* Signature — Date: 11/7/2024

This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 8/1/2023

NV066 - 11/2/2023 Wolters Kluwer Online